UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Mendenhall Oaks Parkway, Suite 200 High Point, North Carolina 27265

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (276) 627-2010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

On December 8, 2011, the Board of Directors of Stanley Furniture Company, Inc. (the “Company”) elected Micah S. Goldstein to serve on the Board effective December 9, 2011 until the Company’s Annual Meeting of Shareholders in 2012. Mr. Goldstein, age 41, has been Chief Operating Officer of the Company since August 2010 and has also served as Chief Financial Officer since December 2010. From January 2006 until August 2010, Mr. Goldstein was President and Chief Executive Officer of Bri-Mar Manufacturing, LLC, a manufacturer of hydraulic equipment trailers.

Retirement of Directors

Mr. Albert L. Prillaman and Mr. Robert G. Culp, III are retiring from the Company’s Board of Directors and have resigned effective December 9, 2011.

The Company issued a press release on December 9, 2011, announcing the changes to its Board of Directors, a copy of which is attached hereto as Exhibit 99.1.

Compensatory Arrangements of Certain Officers

On December 8, 2011, the Compensation Committee (the “Committee”) of the Company’s Board of Directors adopted the Company’s 2012 annual incentive compensation program (the “2012 Incentive Plan”) which is for corporate officers and key employees who can directly influence the Company’s financial results. Under the 2012 Incentive Plan, the Company’s executive officers may receive a cash bonus based on the Company’s earnings (loss) before interest and taxes (“EBIT”). The bonus would be a percentage of base salary for each executive officer. The target bonus would be paid if the target performance is achieved. A smaller bonus would be paid for performance between a threshold and the target. A larger bonus could be paid (up to a maximum of 200% of the target bonus) for performance in excess of target. No bonus will be paid if the threshold is not met.

The Committee approved a target bonus for Glenn Prillaman and Micah S. Goldstein of 60% of base salary. The 2012 base salaries of Glenn Prillaman and Micah S. Goldstein will remain the same as in 2011.

Item 8.01	Other Events

The Continued Dumping and Subsidy Offset Act of 2000 (CDSOA) provides for the distribution of monies collected by U.S. Customs and Border Protection from antidumping cases to qualified domestic producers, in cases where domestic producers have continued to invest in their technology, equipment and people. During November 2011, the Company received CDSOA payments of $3.5 million in connection with the case involving wooden bedroom furniture imported from China. This amount does not include related fees, which are estimated to be approximately $600,000.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of the Company dated December 9, 2011, announcing the election of an additional director and the retirement of two directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: December 9, 2011	By:	/s/ Micah S. Goldstein
Micah S. Goldstein
Chief Financial Officer